UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

HealthStream, Inc.
(Exact name of Registrant as Specified in Its Charter)
Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 11th Avenue North, Suite 850, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615-301-3100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.00)	HSTM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 11, 2026, HealthStream, Inc., a Tennessee corporation (the “Company”), and Robert A. Frist, Jr., the Chief Executive Officer and Chairman of the Company (the “Selling Shareholder”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with WJRJJ Ventures, LLC, a Delaware limited liability company (the “Investor”), pursuant to which (i) the Company agreed to issue to the Investor 1,355,932 shares of the Company’s common stock, no par value (the “Common Stock”), for an aggregate cash purchase price of approximately $40.0 million, or a purchase price of $29.50 per share, and (ii) the Selling Shareholder agreed to sell to the Investor 144,068 shares of Common Stock for an aggregate cash purchase price of approximately $4.25 million, or a purchase price of $29.50 per share (the total of 1.5 million shares purchased by the Investor from the Company and the Selling Shareholder are collectively referred to herein as the “Shares,” and the transactions contemplated by the Securities Purchase Agreement are referred to herein as the “Transactions”). The Transactions were completed on September 14, 2026 (the “Closing Date”).

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, the Selling Shareholder and the Investor, certain standstill obligations restricting Investor for a period of 12 months following the Closing Date, and indemnification obligations of the Company and the Selling Shareholder.

The Company intends to use the net proceeds it received from the Transactions for general corporate purposes, including continued investment in its solutions, working capital, potential acquisitions, and other strategic initiatives.

As noted in the Press Release (as defined below), the Company and the Investor each have certain relationships with Empath Nursing, Inc. (“Empath Nursing”). The Company is a party to a strategic partnership agreement with Empath Nursing (under which Empath Nursing and the Company share in the economic benefits generated from the use by Empath Nursing of the Company’s hStream® technology platform and related solutions), and owns approximately 5% of the common stock of Empath Nursing. In addition, the Investor owns approximately 42% of the common stock of Empath Nursing, and Willis Johnson, the owner of the Investor, is a member of the board of directors of Empath Nursing.

Because of the related-party nature of the Transactions, the Transactions were reviewed and approved by the Audit Committee of the Company pursuant to the Related-Party Transactions Policy, as well as by the disinterested members of the Board of Directors, with Mr. Frist abstaining from voting.

The representations, warranties, and covenants contained in the Securities Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement, and may be subject to standards of materiality that differ from what an investor may view as material, and thus should not be relied upon as necessarily reflecting the actual state of facts or conditions. Investors in the Company are not third-party beneficiaries under the Securities Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties.

Registration Rights Agreement

In connection with the Securities Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement, dated September 14, 2026 (the “Registration Rights Agreement”), providing for certain registration rights with respect to resale of the Shares. Pursuant to the Registration Rights Agreement, if the Company receives a request from the Investor that the Company file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), the Company shall prepare and file the Registration Statement no later than 45 days after the date such request is given by the Investor. The Company has agreed to use commercially reasonable efforts to have the Registration Statement declared effective by the SEC at the earliest possible date but no later than the earlier of (i) the 75th calendar day following the initial filing date of the Registration Statement if the SEC notifies the Company that it will review the Registration Statement and (ii) the fifth business day after the date the Company is notified by the SEC that the Registration Statement will not be reviewed or will not be subject to further review. Under the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to keep the Registration Statement (if filed) continuously effective at all times until the earliest to occur of the following events: (i) the date on which the Investor has resold all the Registrable Securities (as defined in the Registration Rights Agreement) covered thereby; and (ii) the date on which the Registrable Securities may be resold by the Investor without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The Registration Rights Agreement contains other customary agreements by the Company and the Investor.

The foregoing descriptions of the Securities Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares issued by the Company pursuant to the Securities Purchase Agreement have not been registered under the Securities Act or any state securities laws and have been issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Investor. The Shares may not be offered or sold in the United States by the Investor absent registration or an applicable exemption from registration under the Securities Act.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 7.01. Regulation FD Disclosure.

On September 14, 2026, the Company issued a press release announcing the Transactions (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws that may relate to, among other things, statements regarding our current beliefs, understanding and expectations regarding the use of proceeds received from the Transactions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future events, results or performance and are subject to a variety of risks and uncertainties, many of which are beyond our control. Future events and actual results and performance could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Factors that could cause actual events, results or performance to differ from forward-looking statements include the risks set forth in Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC, and in the Company’s other filings with the SEC from time to time. These forward-looking statements speak only as of the date on which they are made. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1* †	Securities Purchase Agreement, dated September 11, 2026, by and among HealthStream, Inc., Robert A. Frist, Jr. and WJRJJ Ventures, LLC
10.2* †	Registration Rights Agreement, dated September 14, 2026, by and between HealthStream, Inc. and WJRJJ Ventures, LLC
99.1**	Press Release, dated September 14, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*         Filed herewith.
**       Furnished herewith.
†         Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish, on a supplemental basis, a copy of such omitted exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HealthStream, Inc.

Date: September 15, 2026	By:	/s/ Scott A. Roberts
Scott A. Roberts
Chief Financial Officer